UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2007

Hudson Highland Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 Lexington Avenue, New York, New York 10022

(Address of principal executive offices, including zip code)

(212) 351-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosures.

On September 18 2007, Hudson Highland Group, Inc. (the “Company”) will make a presentation at the CL King Best Ideas Conference. The Company will reiterate previous guidance for Adjusted EBITDA in the range of $9 million to $12 million for the third quarter of 2007. In addition, the Company will discuss its progress for July and August and its expectations that Adjusted EBITDA will be in the upper half of the guidance range. This investor presentation is available on the Company’s web site, www.hhgroup.com.

Adjusted EBITDA is non-GAAP earnings before interest, income taxes, other non-operating expense, reorganization expenses (recoveries), depreciation and amortization, and merger and integration expenses (recoveries). Adjusted EBITDA are presented to provide additional information about the Company’s operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company’s profitability or liquidity. Furthermore, Adjusted EBITDA as presented may not be comparable with similarly titled measures reported by other companies.

Safe Harbor Statement

The statements in this Form 8-K regarding the Company’s expectations for Adjusted EBITDA guidance are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to, the company’s history of negative cash flows and operating losses may continue; the ability of clients to terminate their relationship with the company at any time; the impact of global economic fluctuations on temporary contracting operations; risks and financial impact associated with acquisitions and dispositions of non-strategic assets; the company’s reliance on information systems and technology; competition; fluctuations in operating results; risks relating to foreign operations, including foreign currency fluctuations; dependence on highly skilled professionals and key management personnel; restrictions imposed by blocking arrangements; exposure to employment-related claims and limits on insurance coverage related thereto; government regulations; and restrictions on the company’s operating flexibility due to the terms of its credit facility. Additional information concerning these and other factors is contained in the company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this Form 8-K. The company assumes no obligation, and expressly disclaims any obligation, to review or confirm analysts’ expectations or estimates or to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HIGHLAND GROUP, INC.

Date: September 18, 2007	By:	/s/ MARY JANE RAYMOND
Mary Jane Raymond
Executive Vice President and
Chief Financial Officer